As filed with the Securities and Exchange Commission on December 26, 2013
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
________________

BLUEPHOENIX SOLUTIONS LTD.
(Exact Name of Registrant as Specified in Its Charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	Identification no.)

 601 Union Street, Suite 4616
Seattle, Washington 98101
(206) 395-4152
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

BLUEPHOENIX SOLUTIONS LTD. 2007 AWARD PLAN
(Full Title of the Plan)
________________

Rick Rinaldo
BluePhoenix Solutions USA Inc.
 601 Union Street, Suite 4616
Seattle, Washington 98101
(206) 395-4152
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
________________

Copies to:

Adam Goldblatt Fortitude Legal and Business Services PO Box 412 Mercer Island, WA 98040 USA 425-522-3368	Yair Geva Yael Bar-Shai Herzog, Fox & Neeman Asia House 4 Weizman Street Tel Aviv 64239, Israel 972-3-692-2020

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, NIS 0.04 par value per share	350,000 shares (3)	$4.45	$1,557,500	$212.44
_________________
(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also registers an additional indeterminable number of Ordinary Shares which may become issuable pursuant to cover any adjustments required by stock splits, stock dividends, anti-dilution provisions or similar transactions under the BluePhoenix Solutions Ltd. 2007 Award Plan.

(2)
Estimated solely for purposes of computing the registration fee of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant’s Ordinary Shares on December 20, 2013 which is within five business days of this offering.

(3)	Representing the maximum number of shares that may be awarded under the BluePhoenix Solutions Ltd. 2007 Award Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 350,000 ordinary shares, par value NIS 0.04 per share, of the Registrant (the “Ordinary Shares”) to be offered and sold under the BluePhoenix Solutions Ltd. 2007 Award Plan (the “Plan”).

On July 24, 2007, BluePhoenix Solutions Ltd. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-144798) (the “2007 Registration Statement”) relating to 34,750 Ordinary Shares to be offered and sold to participants under the Plan.  On July 9, 2008, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-152206) (the “2008 Registration Statement”) relating to an additional 98,063 Ordinary Shares to be offered and sold to participants under the Plan.  On March 17, 2009, the Registrant filed with the Commission a Registration Statement on Form S-8 (file No. 333-158057) (the “2009 Registration Statement”) relating to an additional 167,188 Ordinary Shares to be offered and sold to participants under the Plan.  On July 25, 2011, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-175760) (the “2011 Registration Statement”) relating to an additional 350,000 Ordinary Shares to be offered and sold to participants under the Plan. On May 1, 2012, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-181069) (the “2012 Registration Statement”) relating to an additional 700,000 Ordinary Shares to be offered and sold to participants under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the 2007 Registration Statement, the 2008 Registration Statement, the 2009 Registration Statement, the 2011 Registration Statement and the 2012 Registration Statement are hereby incorporated by reference into this Registration Statement.

On December 28, 2011, the Registrant executed a one-for-four reverse split of the Registrant's Ordinary Shares, resulting in a decrease of the number of authorized Ordinary Shares and an increase of the par value per Ordinary Share from NIS 0.01 to NIS 0.04. All of the data in this prospectus reflects such one-for-four reverse split.

PART II

Item 8. Exhibits

Exhibit No.	Description
5	Opinion of Herzog, Fox & Neeman

23.1	Consent of Ziv Haft, Independent Registered Public Accounting Firm

23.2	Consent of Herzog, Fox & Neeman. (contained in their opinion constituting Exhibit 5)

24	Power of Attorney (included in signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 26th day of December, 2013.

BLUEPHOENIX SOLUTIONS LTD.

By:	/s/ Rick Rinaldo
Rick Rinaldo
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matt Bell and Rick Rinaldo, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

Principal Executive Officer:

/s/ Matt Bell	Chief Executive Officer	December 26, 2013
Matt Bell

Principal Financial Officer
and Principal Accounting Officer:

/s/ Rick Rinaldo	Chief Financial Officer	December 26, 2013
Rick Rinaldo

Directors:

/s/ Melvin L. Keating	Chairman of the Board	December 26, 2013
Melvin L. Keating

/s/ Carla Corkern	Director	December 26, 2013
Carla Corkern

/s/ Thomas Jurewicz	Director	December 26, 2013
Thomas Jurewicz

/s/ Brian Crynes	Director	December 26, 2013
Brian Crynes

/s/ Harel Kodesh	Director	December 26, 2013
Harel Kodesh

INDEX TO EXHIBITS

Exhibit No.	Description
5	Opinion of Herzog, Fox & Neeman

23.1	Consent of Ziv Haft, Independent Registered Public Accounting Firm

23.2	Consent of Herzog, Fox & Neeman. (contained in their opinion constituting Exhibit 5)

24	Power of Attorney (included in signature page)